UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2017

KCG Holdings, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	000-54991	38-3898306
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Vesey Street, New York, NY 10282
(Address of principal executive offices)

(646) 682-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

1.01 Entry Into a Material Definitive Agreement

On June 5, 2017, KCG Americas, LLC (“KCGA”), a wholly owned broker-dealer subsidiary of KCG Holdings, Inc. (“KCG”), as borrower, KCG, as guarantor, the lenders from time to time party thereto, BMO Harris Bank N.A., as administrative agent, Bank of New York, as collateral agent, and BMO Capital Markets as lead arranger and book runner (collectively, the “parties”) entered into the First Amendment to Credit Agreement (the “Amendment”), which amends that certain credit agreement, dated June 5, 2015, between KCGA, as borrower, KCG, as guarantor, the lenders from time to time party thereto, BMO Harris Bank N.A., as administrative agent, Bank of America, N.A., as syndication agent, and BMO Capital Markets and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers and joint book runners (the “Original Facility Agreement”, and, as amended by the Amendment, the “KCGA Facility Agreement”). The description of the Original Facility Agreement filed by KCG on Form 8-K on June 9, 2015 is hereby incorporated by reference.

The Amendment, among other things, reduces the lenders’ aggregate commitments under the KCGA Facility Agreement from $355,000,000 to $260,000,000, extends the maturity of the facility from June 5, 2017 to June 4, 2018, and reduces the margins on borrowings under the facility. Borrowings under the facility shall bear interest, at a rate based on the federal funds rate (such loans referred to as “Base Rate Loans”) or based on LIBOR (such loans referred to as “Eurodollar Loans”), at KCGA’s option, in each case plus an applicable margin. The Amendment reduces the margin on each Base Rate Loan and Eurodollar Loan from (a) for each Revolving A Loan (as defined in the KCGA Facility Agreement) from 1.50% to 1.25% per annum and (b) for each Revolving B Loan (as defined in the KCGA Facility Agreement) from 2.50% to 2.25% per annum.

The Amendment also amends a financial covenant under the KCGA Facility Agreement by increasing the minimum level of Excess Net Capital (as defined in the KCGA Facility Agreement) that KCGA must maintain from $75,000,000 to $100,000,000. In addition, the Amendment reduces availability of Revolving B Loans by reducing the Revolving B Sublimit (as defined in the KCGA Facility Agreement) from $115,000,000 to $100,000,000.

The foregoing summary is qualified by reference to the full text of the Amendment, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.1	First Amendment to Credit Agreement, dated June 5, 2017, by and among KCG Americas LLC, as borrower, KCG Holdings, Inc., as guarantor, the lenders from time to time party thereto, BMO Harris Bank N.A., as administrative agent, Bank of New York as collateral agent, and BMO Capital Markets as lead arranger and book runner.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned’s duly authorized signatory.

Dated: June 9, 2017

KCG HOLDINGS, INC.

By:	/s/ John McCarthy

Name: John McCarthy
Title: General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to Credit Agreement, dated June 5, 2017, by and among KCG Americas LLC, as borrower, KCG Holdings, Inc., as guarantor, the lenders from time to time party thereto, BMO Harris Bank N.A., as administrative agent, Bank of New York as collateral agent, and BMO Capital Markets as lead arranger and book runner.